Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2006 (except for note 23 dated May 25, 2006) in the Registration Statement on Form 20-F/A of Tm Bioscience Corporation dated September 29, 2006 for the registration of 47,715,224 shares of common stock.

/s/ Ernst & Young LLP

Toronto, Canada                                               Chartered Accountants
September 29, 2006